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                                                                   Exhibit 23.01



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Questar Market Resources, Inc. for the registration of $150,000,000 of senior notes and to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements of Questar Market Resources, Inc. for the year ended December 31, 1999 included in its Report on Form 10 dated April 11, 2000, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP
                                                    ----------------------
                                                        Ernst & Young LLP


Salt Lake City, Utah
April 10, 2000

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